Exhibit 5.1





       [Letterhead of Cleary, Gottlieb, Steen & Hamilton]










Writer's Direct Dial:  (212) 225-2920

                                    April 24, 1997


Carbo Ceramics Inc.
600 East Las Colinas Boulevard, Suite 1520
Irving, Texas 75039

            Re:  Carbo Ceramics Inc.

Ladies and Gentlemen:

           We have acted as counsel to Carbo Ceramics Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement (the "Registration Statement") on Form S-8 filed by the Company on April 25, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") relating to the issuance of up to 1,000,000 shares of the Company's Common Stock, par value $0.01 per share (the "Securities"), pursuant to the Company's 1996 Stock Option Plan for Key Employees (the "Plan").

           We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

           In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Securities conform to the specimen thereof that we have reviewed.

           Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Securities to be sold by the Company pursuant to the Registration Statement are duly





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authorized and, assuming issuance in accordance with the
terms of the Plan, at prices in excess of the par value thereof, will be, when issued and paid for, validly issued by the Company, fully paid and non-assessable.

           The foregoing opinion is limited to the federal laws of the United States of America, the laws of the State of New
York and the General Corporation Law of the State of Delaware.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement.



                               Very truly yours,

                               CLEARY, GOTTLIEB, STEEN & HAMILTON


                               By  /s/ Arthur H. Kohn
                                 ---------------------------------
                                   Arthur H. Kohn, a Partner





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